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                            REPORT OF INDEPENDENT AUDITORS

The Board of Trustees and Shareholders of
Ariel Mutual Funds:

We have audited the accompanying statement of assets and liabilities, including the schedule of investments, of Ariel Growth Fund, and Ariel Appreciation Fund, and Ariel Premier Bond Fund, comprising Ariel Investment Trust ("Ariel Mutual Funds"), as of September 30, 1998, the related statements of operations and changes in net assets and the financial highlights for fiscal periods indicated therein. These financial statements and financial highlights are the responsibility of the Ariel Mutual Funds' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of September 30, 1998, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the Funds of the Ariel Mutual Funds at September 30, 1998, and the results of their operations, the changes in their net the financial highlights for each of the fiscal periods indicated therein, in conformity with generally accepted accounting principles.

                                   /s/Ernst & Young LLP
                                   ERNST & YOUNG LLP

Chicago, Illinois
October 16, 1998


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                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors" and to the use of our report dated October 16, 1998 in the Registration Statement (Form N-1A) of the Ariel Growth Fund and its incorporation by reference in the related Prospectuses of Ariel Growth Fund, Ariel Appreciation Fund and Ariel Premier Bond Fund, filed with the Securities and Exchange Commission in the Post-Effective Amendment No. 21 to the Registration Statement under the Securities Act of 1933 (File No. 33-7699) and in this Amendment No. 21 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-4786).


                                                /s/Ernst & Young LLP


Chicago, Illinois
November 30, 1998